UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 27, 2005
COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)
Registrant’s telephone number, including area code: (818) 225-3000
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 27, 2005, the Board of Directors (the “Bank Board”) of Countrywide Bank, N.A. (the “Bank”) approved the Countrywide Bank, N.A. Non-Employee Directors’ Fee Plan (the “Fee Plan”). The Fee Plan, which has also been approved by the Compensation Committee (the “CFC Compensation Committee”) of the Board of Directors of Countrywide Financial Corporation (“CFC”), provides for the payment of various fees and restricted stock awards to directors of the Bank (“Non-Employee Directors”) who are not employed by the Bank or any of its subsidiaries or affiliates, including CFC. To the extent Non-Employee Directors are also members of the CFC Board of Directors, he or she will receive compensation for service on each board. Currently, Keith P. Russell and Robert T. Parry serve on each board.
     The Fee Plan provides for an annual retainer fee initially set at $50,000 for each Non-Employee Director and per meeting fees initially set at $1,500 for each meeting of the full Bank Board a Non-Employee Director attends in person and $1,000 for each meeting of the full Bank Board a Non-Employee Director attends other than in person. In addition, the Fee Plan provides for an additional annual retainer fee initially set at $5,000 per year for any Non-Employee Director who serves as chairman of the Bank Board or any committee of the Bank Board. The amount of each fee shall be as determined in the discretion of the Bank Board and the CFC Compensation Committee.
     The Fee Plan also provides for an annual grant to each Non-Employee Director of shares of CFC common stock having a fair market value of $56,000 until such time as the Bank Board and the CFC Compensation Committee adjust such amounts. For a restricted period of one year following a grant, the shares may not be transferred without the approval of CFC’s Board of Directors and are subject to forfeiture if, during that period, the Non-Employee Director no longer provides services to the Bank as a director. The restricted period will lapse and the shares will become fully vested upon the Non-Employee Director’s death or disability or change in status to Director Emeritus or upon the occurrence of certain events affecting the control of CFC.
     All shares granted under the Fee Plan will be issued pursuant to CFC’s 2000 Equity Incentive Plan, subject to the terms and conditions of that plan.
     The foregoing description of the Fee Plan is qualified in its entirety by reference to the Fee Plan, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits.
10.1	Countrywide Bank, N.A. Non-Employee Directors’ Fee Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION
Dated: November 2, 2005	/s/ ANNE McCALLION
	Name:	Anne McCallion
	Title:	Senior Managing Director and Chief of Financial Operations and Planning

EXHIBIT INDEX

Exhibit
No.
10.1	Countrywide Bank, N.A. Non-Employee Directors’ Fee Plan

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